Exhibit 99.1

NeuroOne Reports Second Quarter Fiscal Year 2022 Financial Results and Provides Corporate Update

EDEN PRAIRIE, Minn., May 12, 2022 (PR Newswire) -- NeuroOne Medical Technologies Corporation (NASDAQ: NMTC) (“NeuroOne” or the “Company”), a medical technology company focused on improving surgical care options and outcomes for patients suffering from neurological disorders, today announces its operating results for the second quarter of fiscal year 2022 ended March 31, 2022.

Second Quarter and Recent Business Updates

●	Evo® sEEG electrode first commercial order is in inventory and ready to ship pending FDA clearance for less than 30 day duration of use. The Evo sEEG electrode was already 510(k) cleared for temporary (less than 24 hours) use.

●	Filed appeal with the FDA regarding their decision related to the Company’s request for clearance for less than 30 day use of NeuroOne’s Evo® sEEG Electrode. Appeal meeting between NeuroOne and the FDA was held on April 14th, 2022.

●	Participated in Zimmer Biomet’s physician advisory board meeting with prominent neurosurgeons to perform usability testing of Evo sEEG implant accessories.

●	Initiated the process to qualify a second source to manufacture electrodes for Evo® Cortical and sEEG product lines to increase manufacturing capacity and reduce supply risk for both product lines.

●	Initiated cost reduction program for cable assembly.

●	Exhibited our Evo Cortical electrode product family at the University of Minnesota Neuromodulation Symposium and presented at the Gordon Research Conference 2022 Neuroelectronic Interfaces Meeting.

●	Announced positive five-year bench top results in stimulation testing of electrodes designed for use in spinal cord stimulation for patients suffering with chronic back pain.

●	Completed prototypes for RF ablation system as well as planning phase with our hardware partner RBC Medical Systems which remains on schedule to submit to FDA in the first quarter of calendar year 2023 for commercial clearance.

●	Appointed Maria Vomero, PhD., a prominent scientist and expert in thin film electrode technology to drive the Company’s spinal cord stimulation program, further strengthening the development team.

●	NeuroOne featured on “The Claman Countdown,” an American financial program airing on the Fox Business Network.

●	Presented at the 34th Annual Roth Capital Partners Conference and the Oppenheimer 32nd Annual Virtual Healthcare Conference.

Dave Rosa, CEO of NeuroOne commented, “In September 2021, NeuroOne received FDA 510(k) clearance for our Evo sEEG product line for less than 24 hour use. Although the FDA did not provide clearance for longer term use for our sEEG product line, the Company remains confident that the product met ISO 10993 “Biological Evaluation of Medical Devices - Part 12 and Part 18” requirements for biocompatibility which was the basis of the Company appealing the FDA decision. We appreciated the FDA’s willingness to hear our appeal which occurred on April 14th, 2022. We continue to remain ready to fulfill our initial stocking order to Zimmer Biomet upon an FDA clearance for less than 30 day use. Additionally, the development of our RF ablation electrode and hardware remains on schedule as we expect to complete system prototypes by the end of the third calendar quarter of 2022. We are still targeting submitting for 510(k) clearance for RF ablation in early calendar year 2023. Cost reduction programs are underway for our cable assembly line, next generation connector and validation of a new electrode supplier in order to ensure the ability to meet supply requirements to Zimmer Biomet. Our team remains enthusiastic and determined as we make progress across a number of key commercial and product development objectives for 2022.”

Upcoming Targeted Milestones

●	Evo sEEG Depth Diagnostic Electrode

o	FDA decision on Company’s appeal regarding the FDA’s denial for clearance of the Evo sEEG product line for less than 30 day use.

●	Qualification of second source for manufacturing of the Evo Cortical and sEEG electrode product lines.

●	Completion of validation of new cable assembly providing significant cost reduction for the specific component.

●	Completion of design verification to extend the shelf life for cortical electrode product line to 3 years and sEEG product line to 2 years.

●	RF Ablation system

o	Generator prototype expected by the end of the third calendar quarter of 2022.

o	Completion of additional feasibility testing planned on sEEG RF probe, temperature accessory, and RF connection box expected in September 2022.

o	Submit 510(k) application to the FDA in early calendar year 2023.

●	Completion of physician advisory board for spinal cord stimulation program.

●	Partner with research organization to develop electrode for new clinical indication.

●	Chronic Use Electrode

o	Report additional accelerated aging test results for chronic stimulation electrodes.

Second Quarter of Fiscal 2022 Financial Results

Product revenue was $37,000 in the second quarter of fiscal 2022, compared to product revenue of $18,000 in the second quarter of fiscal 2021.  Collaboration revenue was delayed in the second quarter of fiscal 2022 due to the FDA decision, compared to collaboration revenue of $20,000 in the second quarter of fiscal 2021. Collaboration revenue was derived from the Zimmer Development Agreement and represented the portion of the upfront initial development fee payment eligible for revenue recognition as of March 31, 2022.

Total operating expenses in the second quarter of fiscal 2022 were $3.0 million, compared with $2.4 million in the same period of the prior year. R&D expense in the second quarter was $1.8 million, compared with $1.3 million in the same period of fiscal 2021. SG&A expense in the second quarter of fiscal 2022 was $1.2 million, compared with $1.1 million in the prior year period.

Net loss was $3.1 million for the second quarter of fiscal 2022, compared to a net loss of $2.4 million in the second quarter of fiscal 2021.

As of March 31, 2022, the Company had cash of $12.9 million, compared to $16.2 million at December 31, 2021 and $6.9 million at September 30, 2021, our fiscal year end.

The Company had no debt outstanding at March 31, 2022.

Conference Call Information

Event Date:

May 12, 2022 - 4:30 PM Eastern Time

Participant Dial In:

Toll Free: 877 407 8293/ +1 201 689 8349

Live Webcast:

https://event.choruscall.com/mediaframe/webcast.html?webcastid=MBrdTO6j

Phone Replay:

877-660-6853 / +1 201-612-7415, Access ID: 13729644; available through May 26, 2022

Webcast Replay:

Available for 12 months

About NeuroOne

NeuroOne Medical Technologies Corporation is a developmental stage company committed to providing minimally invasive and hi-definition solutions for EEG recording, brain stimulation and ablation solutions for patients suffering from epilepsy, Parkinson’s disease, dystonia, essential tremors, chronic pain due to failed back surgeries and other related neurological disorders that may improve patient outcomes and reduce procedural costs. For more information, visit https://www.n1mtc.com .

Forward Looking Statements

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for statements of historical fact, any information contained in this presentation may be a forward–looking statement that reflects NeuroOne’s current views about future events and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In some cases, you can identify forward–looking statements by the words or phrases “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “seek,” “contemplate,” “continue, “focused on,” “committed to” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward–looking statements may include statements regarding the development of the Company’s ablation electrode technology program, applications for, or receipt of, regulatory clearance, the timing and extent of product launch and commercialization of our technology, expected negotiations with Zimmer Biomet, clinical and pre-clinical testing, what the future may hold for electrical stimulation and NeuroOne’s potential role, business strategy, market size, potential growth opportunities, future operations, future efficiencies, and other financial and operating information. Although NeuroOne believes that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Our actual future results may be materially different from what we expect due to factors largely outside our control, including risks that the partnership with Zimmer Biomet may not facilitate the commercialization or market acceptance of our technology; risks that our sEEG electrodes may not be ready for commercialization in a timely manner or at all, whether due to supply chain disruptions, labor shortages, the impact of COVID-19 or otherwise; risks that our technology will not perform as expected based on results of our pre-clinical and clinical trials; risks related to uncertainties associated with the Company’s capital requirements to achieve its business objectives and ability to raise additional funds; the risk that the COVID-19 pandemic will continue to adversely impact our business; the risk that we may not be able to secure or retain coverage or adequate reimbursement for our technology; uncertainties inherent in the development process of our technology; risks related to changes in regulatory requirements or decisions of regulatory authorities; that we may not have accurately estimated the size and growth potential of the markets for our technology; risks relate to clinical trial patient enrollment and the results of clinical trials; that we may be unable to protect our intellectual property rights; and other risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in our filings with the Securities and Exchange Commission. These forward–looking statements speak only as of the date of this press release and NeuroOne undertakes no obligation to revise or update any forward–looking statements for any reason, even if new information becomes available in the future.

“Caution: Federal law restricts this device to sale by or on the order of a physician”

Contact:

800-631-4030

ir@n1mtc.com

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